Exhibit 10.12

WIN FUNG PROP SDN IBHD

Lot 3893, Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor

5th January 2021

Win-Fung Fibreglass Sdn Bhd

Lot 3893, Jalan 4D, Seksyen U6

Kampung Baru Subang

40150 Shah Alam

Selangor

ATTN : Ms Wenny Law

NOTICE OF EXTENSION OF RENTAL PREMISES LOCATION AT

PT 3956, LORONG SD, KAMPUNG BARU SUBANG, 40150 SHAH ALAM, SELANGOR

We refer to our tenancy agreement dated 1st March 2019 and hereby to accept your request to extend the said rental agreement for another THREE (3) years with effect from 1st March 2021 to 31st March 2024.

We also agreed that the monthly rental is MYR3,000.00.

The other terms and conditions mentioned in the existing tenancy agreement is remain unchanged.

Thank you.

Yours faithfully	Acknowledged by:

(Seal) Win-Fung Prop Sdn Bhd	(Seal) Win-Fung Fibreglass Sdn Bhd

/s/ Lew Chee Hoong	/s/ Law Wai Boon
Director	IC No.***
Date: